ACTIVE/110625117.3 Semrush Inc. 800 Boylston Street Suite 2475 Boston, MA 02199 Phone: (800) 815-9959 Email: mail@semrush.com June 26, 2021 Jeffrey Belanger 4 Paul Revere Road Holden, MA 01520 Re: Transitional Services and Separation Agreement Dear Jeff: This letter agreement follows our conversations regarding your employment with Semrush, Inc. (the “Company”). This confirms that your employment with the Company will end on July 7, 2021 (the “Employment End Date”). We appreciate your contributions and would like to work with you to make this transition as smooth as possible. Consistent with that and although you are not otherwise entitled to any severance pay or benefits in connection with your at-will employment, the Company is offering you the opportunity to provide services as a consultant during a transitional period and receive severance benefits. First, a few formalities. Regardless of whether you sign the Agreement below:  The Company shall, if it has not already done so, (i) pay you salary, accrued but unused vacation (subject to the Company’s vacation policy) and unpaid and properly documented expenses accrued to you through the Employment End Date; and (ii) provide you with the opportunity to continue group health coverage under the law known as “COBRA,” subject to your COBRA eligibility;  You are subject to continuing obligations under your Employee Confidentiality, Assignment and Noncompetition Agreement dated June 10, 2020 (the “Restrictive Covenant Agreement,” and with any other confidentiality, restrictive covenant and other ongoing obligations you have to any of the Releasees (as defined below), the “Ongoing Obligations”). Notwithstanding the preceding sentence, if you do not sign, or if you revoke, this Agreement (which includes the attached Certificate as provided therein), effective as of the earlier of the date that, as applicable, you indicate you will not sign the Agreement, you revoke the Agreement, or the Consideration Period (as defined below) expires, your post-employment noncompetition obligations as set forth in Section 8(c) of the Restrictive Covenant Agreement shall be deemed automatically waived by the Company, and the Company shall not owe any Garden Leave Pay (as defined in the Restrictive Covenant Agreement) or any other post-employment noncompetition consideration (the “Noncompete Waiver”). For the avoidance of doubt, in the event of any DocuSign Envelope ID: 2157C2B9-E26C-4E7F-81C3-6198FB45AC36

ACTIVE/110625117.3 Page 2 Noncompete Waiver, the remainder of your obligations under the Restrictive Covenant Agreement would remain in full force and effect.  As of the date of this Agreement: (i) your incentive stock option to purchase 209,484 shares of Company common stock (such shares of common stock generally, the “Shares”) bearing a Grant Date of July 28, 2020 (Employee Grant Number OG-82) (the “First Stock Option”); and (ii) your nonqualified option to purchase 119,016 Shares bearing a Grant Date of July 28, 2020 (Employee Grant Number OG-82 OG-82Split) (the “Second Stock Option”) are, in each case ((i) and (ii)) wholly unvested, and remain subject in all respects to the applicable stock option agreement and the Company’s equity plan (the “Equity Documents”). The remainder of this letter proposes an agreement (the “Agreement”) between you and the Company. By signing the Agreement, you and the Company agree as follows: 1. Transitional Services (a) Your employment with the Company will end on July 7, 2021. Beginning on July 8, 2021, you shall serve as a consultant to the Company, assisting the Company in the following activities from time to time during the Transitional Services Period (defined below): (i) the Company’s hiring of a new Director, (ii) h the Company’s hiring of a new Chief Marketing Officer, (iii) preparing for and participating in the Company’s August 2021 Compensation Committee meeting, and (iv) participating in weekly Executive team meetings (collectively, the “Services”). It is anticipated that you will provide no more than ten (10) hours per week and an average of five (5) hours per week of Services during the Transitional Services Period. (b) You agree to provide the Services from July 8, 2021 until the earlier of (i) October 7, 2021 and (ii) the date the Company earlier terminates the Services and thus your service relationship for Cause (as defined in the Semrush Holdings, Inc. Amended and Restated 2019 Stock Option and Grant Plan (the “Plan”)) (such period in either case, the “Transitional Services Period”). The last day of the Transitional Services Period (and thus your service relationship with the Company) is the “Transition End Date.” The Company will not contest your application for unemployment benefits. 2. Equity Vesting; No Other Compensation Subject to your continuous employment with the Company and compliance with this Agreement, on July 6, 2021, your option to purchase 53,859 of the Shares subject to the First Stock Option, and 28,266 of the Shares subject to the Second Stock Option, shall vest. During the Transitional Services Period, you shall continue to vest in the First and Second Stock Options in accordance with the monthly vesting schedules contained in the applicable Equity Documents. You will not vest in any stock options after the Transition End Date, and all unvested stock options shall become null and void as of the Transition End Date. This Section is subject in all respects to the Equity Documents, including without limitation with respect to the applicable time limits on the exercise of any vested stock options. You should seek the advice of your tax advisor with respect to the effect of the Transitional Services Period on the tax treatment of your incentive stock options. DocuSign Envelope ID: 2157C2B9-E26C-4E7F-81C3-6198FB45AC36

ACTIVE/110625117.3 Page 3 For clarification, your performance of Transitional Services does not constitute an employment relationship (but does constitute a Service Relationship as defined in the Plan), and, except for the vesting of stock options as set forth in the preceding paragraph, you will not be entitled to an employee benefits of any kind, including but not limited to 401(k), life insurance, vacation, and holiday pay. 3. Severance Benefits Provided that (i) you provide satisfactory Services to the Company and otherwise comply with this Agreement; (ii) the Company does not otherwise terminate the Transitional Services Period prior to October 7, 2021 for Cause (as defined in the Semrush Holdings, Inc. Amended and Restated 2019 Stock Option and Grant Plan); and (iii) where specified below, you reaffirm the terms of this Agreement including the release so that it covers the period between the date of this Agreement and the Transition End Date by signing and returning the Certificate attached as Exhibit A hereto after (not before) the Transition End Date as provided in the Certificate, the Company will pay or provide you with the following (the “Severance Benefits”): (a) Severance Pay. The Company shall pay you severance pay consisting of three (3) months of your final annual base salary effective as of the Employment End Date. For the avoidance of doubt, as of the Employment End Date, your annual base salary is $275,000, and three (3) months of your annual base salary is $68,750 (“Severance Pay”). The Company shall pay you Severance Pay in three (3) monthly installments starting one (1) month after the Effective Date, provided that your last month's Severance Pay shall be subject to your execution of the Certificate after the Transition End Date (as defined in Exhibit A below). (b) Health Benefits. In accordance with and subject to the provisions of the American Rescue Plan Act’s COBRA subsidy provisions, if you elect and remain eligible for COBRA, the Company will pay both the employer and employee portion of the COBRA premium until the earliest of the following: (i) September 30, 2021; (ii) the date you become eligible for health benefits through another employer; or (iii) the date you otherwise become ineligible for COBRA. After September 30, 2021, you will be responsible for paying the portion of the premiums for COBRA coverage as if you remained employed by the Company, and the Company shall pay the same portion of premiums that it pays for active employees, for the same level of group health coverage as in effect on the Employment End Date, until the earliest of the following: (i) January 7, 2022; (ii) the date you become eligible for health benefits through another employer; or (iii) the date you otherwise become ineligible for COBRA. You may continue coverage for yourself and any beneficiaries at your own sole expense for the remainder of the COBRA continuation period, to the extent you and they remain eligible. You agree to notify the Company promptly if you become eligible for group medical care coverage through another employer. You also agree to respond promptly and fully to any reasonable requests for information by the Company concerning your eligibility for such coverage. DocuSign Envelope ID: 2157C2B9-E26C-4E7F-81C3-6198FB45AC36

ACTIVE/110625117.3 Page 4 (c) 2021 Bonus. Provided you execute the Certificate after the Transition End Date, you will be eligible to receive a bonus payment for 2021, subject to the achievement of the annual bonus criteria applicable to you and other senior executives as determined by the Company in its discretion, provided that you will be treated in a manner consistent with the treatment of other senior executives of the Company. Any such bonus shall be prorated using an October 7, 2021 separation date by multiplying the bonus amount (if any) by the fraction 280/365 (October 7th being the 280th day of the 2021 calendar year) (the “Prorated Bonus”). Any Prorated Bonus shall be paid at or around the time when other senior executive bonuses are paid, which the Company currently anticipates will be on or before March 15, 2022. 4. Release of Claims In consideration for, among other terms, the Transitional Services Period, to which you acknowledge you would otherwise not be entitled, you voluntarily release and forever discharge the Company, its affiliated and related entities, its and their respective predecessors, successors and assigns, its and their respective employee benefit plans and fiduciaries of such plans, and the current and former officers, directors, shareholders, employees, attorneys, accountants and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown (“Claims”) that, as of the date when you sign this Agreement, you have, ever had, now claim to have or ever claimed to have had against any or all of the Releasees. This release includes, without limitation, all Claims:  relating to your employment by and termination of employment with the Company;  under your Offer Letter dated June 8, 2020;  of wrongful discharge or violation of public policy;  of breach of contract including, without limitation, the Employment Agreement;  of defamation or other torts;  of retaliation or discrimination under federal, state or local law (including, without limitation, Claims of discrimination or retaliation under the Age Discrimination in Employment Act, the Americans with Disabilities Act, and Title VII of the Civil Rights Act of 1964);  under any other federal or state statute;  for wages, bonuses, incentive compensation, commissions, stock, stock options, vacation pay or any other compensation or benefits, either under the Massachusetts Wage Act, M.G.L. c. 149, §§148-150C, or otherwise; and  for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees; provided, however, that this release shall not affect your vested rights under the Company’s Equity Documents or your rights under this Agreement. You acknowledge and represent that, except as expressly provided in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, DocuSign Envelope ID: 2157C2B9-E26C-4E7F-81C3-6198FB45AC36

ACTIVE/110625117.3 Page 5 fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to you. You agree not to accept damages of any nature, other equitable or legal remedies for your own benefit or attorney’s fees or costs from any of the Releasees with respect to any Claim released by this Agreement. As a material inducement to the Company to enter into this Agreement, you represent that you have not assigned any Claim to any third party. 5. Return of Property You shall not dispose of Company Proprietary Information (as defined in the Restrictive Covenant Agreement) or Company property (including information or documents, including computerized data and any copies made of any computerized data or software (“Documents”)), without the Company's prior authorization, on or before the Employment End Date. You agree to return to the Company all Company property, including, without limitation, computer equipment, software, keys and access cards, credit cards, files and any Documents containing information concerning the Company, its business or its business relationships (in the latter two cases, actual or prospective) and any information about the Company’s commercial and technical strategies and mechanics associated with implementing those strategies. After returning all Documents and Company property, you commit to deleting and finally purging any duplicates of files or documents that may contain Company information from any non-Company computer or other device that remains your property. In the event that you discover that you continue to retain any such property, you shall return it to the Company immediately. 6. Non-Disparagement You agree not to make any oral or written disparaging statements (including through social media) concerning the Company or any of its affiliates or current or former officers, directors, shareholders, employees or agents. You further agree not to take any actions or conduct yourself in any way that would reasonably be expected to affect adversely the reputation or goodwill of the Company or any of its affiliates or any of its current or former officers, members, directors, shareholders, employees or agents. These non-disparagement obligations shall not in any way affect your obligation to testify truthfully in any legal proceeding. 7. Restrictive Covenant Agreement Notwithstanding anything to the contrary in the Restrictive Covenants Agreement, in consideration for the compensation and benefits contained in this Agreement, you hereby waive any right to Garden Leave Pay or any other consideration under the Restrictive Covenants Agreement and you agree that the Restrictive Covenant Agreement, including without limitation the post-employment noncompetition provision contained in Section 8(c) of the Restrictive Covenants Agreement, remains in full effect and is fully enforceable. 8. Confidentiality of Agreement-Related Information You agree, to the fullest extent permitted by law, to keep all Agreement-Related Information completely confidential. “Agreement-Related Information” means the negotiations leading to this Agreement and the terms of this Agreement. Notwithstanding the foregoing, you may disclose DocuSign Envelope ID: 2157C2B9-E26C-4E7F-81C3-6198FB45AC36

ACTIVE/110625117.3 Page 6 Agreement-Related Information to your spouse, your attorney and your financial advisors, and to them only provided that they first agree for the benefit of the Company to keep Agreement-Related Information confidential. You represent that during the period since the date of this Agreement, you have not made any disclosures that would have been contrary to the foregoing obligation if it had then been in effect. Nothing in this section shall be construed to prevent you from disclosing Agreement-Related Information to the extent required by a lawfully issued subpoena or duly issued court order; provided that, if permissible, you provide the Company with advance written notice and, if possible, a reasonable opportunity to contest such subpoena or court order. 9. Confidential Information; Cooperation You understand and agree that you have been employed in a position of confidence and trust and have had access to information concerning the Company that the Company treats as confidential and the disclosure of which could negatively affect the Company’s interests (“Confidential Information”). For the avoidance of doubt, Confidential Information includes, without limitation, the Company’s financial information as well its pricing and customer information as well as its business and strategic plans. You acknowledge that you remain subject to the Ongoing Obligations, the terms of which are incorporated by reference into this Agreement. You further agree to cooperate with the Company and its counsel at such times and places that do not interfere with your then professional obligations in connection with any litigation or other legal matters that may arise and about which you have knowledge or information. 10. Protected Disclosures and Other Protected Actions Nothing contained in this Agreement limits your ability to file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”). In addition, nothing contained in this Agreement limits your ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including your ability to provide documents or other information, without notice to the Company, nor does anything contained in this Agreement apply to truthful testimony in litigation. If you file any charge or complaint with any Government Agency and if the Government Agency pursues any claim on your behalf, or if any other third party pursues any claim on your behalf, you waive any right to monetary or other individualized relief (either individually, or as part of any collective or class action); provided that nothing in this Agreement limits any right you may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission. 11. Defend Trade Secrets Act Notice You understand that pursuant to the Defend Trade Secrets Act of 2016, you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. DocuSign Envelope ID: 2157C2B9-E26C-4E7F-81C3-6198FB45AC36

ACTIVE/110625117.3 Page 7 12. Other Provisions (a) Certain Remedies. If you breach any of your obligations under this Agreement, in addition to any other legal or equitable remedies it may have for such breach, the Company shall have the right to terminate and/or enforce the return of its payments to you or for your benefit under this Agreement. Such remedies will not affect your continuing obligations under this Agreement. (b) Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. (c) Waiver; Absence of Reliance. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the waiving party. The failure of a party to require the performance of any term or obligation of this Agreement, or the waiver by a party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. In signing this Agreement, you are not relying upon any promises or representations made by anyone at or on behalf of the Company. (d) Jurisdiction; Governing Law; Interpretation. You and the Company hereby agree that the state and federal courts of Massachusetts located in Boston shall have the exclusive jurisdiction to consider any matters related to this Agreement, including without limitation any claim of a violation of this Agreement. With respect to any such court action, you submit to the jurisdiction of such courts and you acknowledge that venue in such courts is proper. This Agreement shall be interpreted and enforced under the laws of Massachusetts, without regard to conflict of law principles. (e) Entire Agreement. This Agreement, the Ongoing Obligations (which are incorporated by reference herein) and the Equity Documents constitute the entire agreement between you and the Company and supersede any previous agreements, understandings or communications between you and the Company, except any other obligations specifically preserved in this Agreement. (f) Time for Consideration; Effective Date. You acknowledge that you have been given the opportunity to consider this Agreement for seven (7) days before signing it (the “Consideration Period”) and that you have knowingly and voluntarily entered into this Agreement. You are advised to consult with an attorney before signing this Agreement. To accept this Agreement, you must return a signed original or a signed PDF copy of this Agreement so that it is received by the undersigned at or before the expiration of the Consideration Period. If you sign this Agreement before the end of the Consideration Period, you acknowledge by signing this Agreement that such decision was entirely voluntary and that you had the opportunity to consider this Agreement for the entire DocuSign Envelope ID: 2157C2B9-E26C-4E7F-81C3-6198FB45AC36

ACTIVE/110625117.3 Page 8 Consideration Period. Subject to the foregoing, this Agreement will become effective on the day it becomes fully executed. (g) Counterparts. This Agreement may be executed in separate counterparts. When all counterparts are signed, they shall be treated together as one and the same document. Please indicate your agreement to the terms of this Agreement by signing and returning to the undersigned the original or a PDF copy of this letter within the time period set forth above. Very truly yours, SEMRUSH, INC. By: ______________________________ __________________________ Oleg Shchegolev Date CEO and Founder This is a legal document. Your signature will commit you to its terms. By signing below, you acknowledge that you have carefully read and fully understand all of the provisions of this Agreement and that you are knowingly and voluntarily entering into this Agreement. ____________________________________ __________________________________ Jeffrey Belanger Date DocuSign Envelope ID: 2157C2B9-E26C-4E7F-81C3-6198FB45AC36 7/5/2021 7/5/2021

ACTIVE/110625117.3 Page 9 EXHIBIT A CERTIFICATE UPDATING RELEASE OF CLAIMS I, hereby acknowledge and certify that I entered into the attached Transitional Services and Separation Agreement (the “Agreement”) with Semrush, Inc. Capitalized but undefined terms in this Certificate are defined in the Agreement. Pursuant to the Agreement, I am required to sign this “Certificate,” which updates the release of claims in the Agreement, in order to receive the severance benefits described in the Agreement. For this Certificate to become effective and for me to receive such severance benefits, I must sign this Certificate after the Transition End Date. I will not sign this Certificate before the Transition End Date. I further agree as follows: 1. In consideration of the Severance Benefits described in the Agreement, for which I become eligible only if I sign this Certificate, I hereby extend the release of claims set forth in the Agreement to any and all Claims that arose after the date I signed the Agreement through the date I sign this Certificate. 2. I further expressly acknowledge and agree that this Certificate waives all Claims under the Age Discrimination in Employment Act. I acknowledge that the Company has advised me to consult with an attorney before signing this Certificate and the Agreement. 3. I acknowledge that to receive the Severance Benefits described in the Agreement, I must return a signed PDF copy of this Certificate so that it is received by the Company representative who signed the Agreement within 21 days after the Transition End Date. For the period of seven (7) business days from the date when I sign this Certificate (the “Revocation Period”), I have the right to revoke this Certificate by written notice to such Company representative. For such a revocation to be effective, it must be delivered so that it is received by such Company representative at or before the expiration of the Revocation Period. This Certificate shall not become effective or enforceable during the Revocation Period. It will become effective on the day after the Revocation Period ends (the “Certificate Effective Date”). 4. I have carefully read and fully understand all of the provisions of this Certificate, I knowingly and voluntarily agree to all of the terms set forth in this Certificate, and I acknowledge that in entering into this Certificate, I am not relying on any representation, promise or inducement made by the Company or its officers, directors, employees, agents or other representatives with the exception of those promises expressly contained in this Certificate and the Agreement. Accepted and Agreed: ________________________________ _______________ Jeffrey Belanger Date DocuSign Envelope ID: 2157C2B9-E26C-4E7F-81C3-6198FB45AC36